Exhibit 10.1
LEASE

by and between

THE ROCKY RIVER REALTY COMPANY

as Landlord

and

NORTHEAST UTILITIES SERVICE COMPANY

as Tenant

PREMISES:

Northeast Utilities’ Campus in Newington and Berlin, CT with a mailing address of 107 Selden Street, Berlin, CT

DATE:

JULY 1, 2008

LEASE

THIS LEASE (“Lease”) is entered into as of July 1, 2008 (“Effective Date”) by and between THE ROCKY RIVER REALTY COMPANY, a Connecticut corporation having an office at 107 Selden Street, Berlin, Connecticut 06037 (“Landlord”), and NORTHEAST UTILITIES SERVICE COMPANY, a Connecticut corporation having an office at 107 Selden Street, Berlin, Connecticut 06037 (“Tenant”). Landlord and Tenant are collectively referred to herein as the “Parties” and individually as each “Party”.

RECITALS:

WHEREAS, Landlord and Tenant have entered into the following prior leases: (i) that certain Lease between Landlord and Tenant dated December 1, 1951, as amended on June 15, 1970 and as further amended, for 37.3 acres in Berlin, Connecticut and the so-called Northeast Utilities (“NU”) “Main Building”, which expired on June 30, 2003 and thereafter continued on a month-to-month tenancy through June 30, 2008 (the “NU Main Building Lease”); (ii) that certain Lease between Landlord and Tenant dated June 15, 1970, as amended, for 74.3 acres in Berlin and Newington, Connecticut and the so-called NU “Garage and Warehouse” buildings, which expired on June 30, 2003 and thereafter continued on a month-to-month tenancy through June 30, 2008 (the “NU Garage & Warehouse Lease”); (iii) that certain Lease between Landlord and Lesse’s affiliate, The Connecticut Light and Power Company, dated June 15, 1970, as amended, for 9.7 acres in Berlin, Connecticut and the so-called NU “South Building”, which expired on June 30, 2003 and thereafter continued on a month-to-month tenancy through June 30, 2008 (the “NU South Building Lease”); and (iv) that certain Office Lease between Landlord and Tenant dated April 14, 1992 for a portion of the building(s) known as “NU East” located in Berlin, Connecticut, which expired on April 14, 2007 and thereafter continued on a month-to-month tenancy through June 30, 2008 (the “NU East Building Lease No. 1”); and

WHEREAS, hereinafter, the NU Main Building Lease, the NU Garage & Warehouse Lease, the NU South Building Lease and the NU East Building Lease No. 1 are collectively referred to as the “Original Leases”; and the Original Leases collectively govern all of the real property, buildings and improvements owned by the Landlord located at the NU campus in Berlin and Newington, Connecticut with a mailing address of 107 Selden Street, Berlin, Connecticut, except that the Original Leases do not include that certain Project Lease dated April 14, 1992 between Landlord and Tenant for a portion of the building(s) known as “NU East” in Berlin, Connecticut, which expires on April 14, 2017 and is associated with a third party financing and, therefore, the April 14, 1992 Project Lease cannot be terminated at this time and cannot be included within the definition of the Original Leases (hereinafter, the Project Lease dated April 14, 1992 is referred to as the “Excluded Lease For A Portion Of NU East”) ; and

WHEREAS, the location of the premises leased under the Original Leases is more particularly described in the real estate description in Schedule A hereto; and

WHEREAS, the Parties agree that, effective as of the Effective Date, this Lease shall replace and supercede the Original Leases; and the Parties further intend that this Lease shall consolidate into one document the leasing arrangement between the Landlord and the Tenant for the Landlord’s real property, buildings and improvements located in Newington and Berlin, Connecticut with a mailing address of 107 Selden Street, Berlin, Connecticut, except, as indicated previously, this Lease shall not replace and supersede the Excluded Lease For A Portion Of NU East.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
DEMISED PREMISES. Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord, (a) those certain parcels of land, together with the buildings and improvements now or hereafter located thereon, located in the Towns of Berlin and Newington, County of Hartford, State of Connecticut, which are more particularly described on Schedule A attached hereto and made a part hereof, (b) all appurtenances associated with the Demised Premises (as hereinafter defined), and (c) all personal property associated with the Demised Premises (as hereinafter defined) (collectively, hereinafter, said real property, including buildings and improvements now or hereafter located thereon, appurtenances and personal property are hereinafter called the “Demised Premises”), reserving, to the Landlord and its assigns, the right to enter upon and to use the Demised Premises, or portions thereof, in a manner that does not unreasonably interfere with the Tenant’s rights hereunder.

2.
LEASE TERM. Landlord shall lease the Demised Premises for use by Tenant in conformance with the terms of this Lease from July 1, 2008 through June 30, 2009 (the “Initial Term”), unless sooner terminated as provided herein. Following the expiration of the Initial Term, this Lease shall automatically be extended for consecutive one-year periods (each, a “Renewal Term”) subject to the same terms and conditions set forth herein, unless at least 180 days prior to the expiration of the Initial Term or the then-current Renewal Term, as appropriate, a Party informs the other Party via written notice of its decision to not extend the Initial Term or the then-current Renewal Term, as appropriate, for an additional one-year Renewal Term. The Initial Term and each Renewal Term are collectively referred to herein as the “Term”.

3.
DEMISED PREMISES LEASED “AS IS”. Tenant has thoroughly inspected the Demised Premises, the condition of title, and any governmental statutes, ordinances, regulations, codes and reports relating thereto and is fully satisfied with the Demised Premises in all respects and accepts the same as is.

Tenant acknowledges that neither Landlord nor its representatives, agents or employees have made any representation or promise as to the condition of any element or aspect of the

Demised Premises, its habitability, fitness for a particular purpose or for possession, or compliance with any applicable land use or zoning law or other restrictions to which the Demised Premises may be subject, upon which Tenant has relied.

4.	RENT.

(a)
Base Rent. During the Term of this Lease, Tenant shall pay to Landlord the following amounts: (i) Landlord’s actual costs, including its cost of capital (which consists of the cost of equity and debt), to own, construct, operate, maintain, repair, replace and improve the Demised Premises and all buildings and improvements located on the Demised Premises; (ii) all costs incurred by the Landlord for real estate taxes, personal property taxes, municipal assessments, special assessments, refuse removal, cleaning, maintenance, landscaping and snow removal for the Demised Premises; (iii) Landlord’s actual cost to provide heat, air conditioning, electric service, natural gas service, telephone service, cable service, telecommunications service, water service, sewer service, sewage service and any other utility or similar services for the Demised Premises; and (iv) all additional amounts that Landlord is required or permitted to charge to, or collect from, Tenant or any sub-tenant pursuant to applicable federal, state and/or local law, including but not limited to the regulations, rules and orders of the Federal Energy Regulatory Commission, the Connecticut Department of Public Utility Control and their successors; (collectively items (i), (ii), (iii) and (iv) are “Base Rent”). Tenant’s annual Base Rent, as determined by the Landlord in accordance with the terms of this Lease, shall be identified by the Landlord in monthly invoices from the Landlord to the Tenant. Each monthly payment of Base Rent is due on the first day of each calendar month during the Term. Notwithstanding any law, rule, policy or court decision to the contrary, and in order to induce Landlord to enter into this Lease, the Base Rent shall be payable free of set-off, counterclaim, abatement or reduction.

(b)
Additional Rent. The Base Rent herein specified shall be completely net to Landlord. Accordingly, all costs, fees, charges, expenses, obligations and payments of every kind (excluding payments of Basic Rent) related to the Demised Premises, or related to Landlord's ownership thereof, or related to this Lease, that may arise, become due or relate to any event occurring during the Term of this Lease are collectively hereinafter referred to as “Additional Rent”, whether or not the same are designated as “Additional Rent”, shall be paid by Tenant, and Tenant shall indemnify Landlord against and hold Landlord harmless from all such costs, expenses and obligations. Tenant shall pay Additional Rent required to be paid by Tenant under the terms of this Lease, as and when the same are due under the terms of the Lease, where specified, or within seven (7) days of receipt of written notice from Landlord, where any due date is not specified in the Lease. Notwithstanding any law, rule, policy or court decision to the contrary, and in order to induce Landlord to enter into this Lease, all Additional Rent shall be payable without abatement, deduction or offset.

(c)	Rent. All payments of Base Rent and Additional Rent are hereafter collectively referred to as “Rent”.

(d)
Treatment of Estimated Expenses Reflected in the Rent. To the extent that any subcomponent or element of the Rent reflects an estimate by Landlord of the actual cost that is expected to be incurred by Landlord (e.g., an estimate of the maintenance expenses that are expected to be incurred by Landlord or an estimate of property taxes), once the actual cost thereof becomes known, Landlord shall true-up the estimated and actual costs so that (i) any resulting under-collection by Landlord of its actual expenses will be included in, and will be recovered from Tenant through, the next monthly invoice for Rent or any subsequent monthly invoice for Rent and (ii) any resulting over-collection by Landlord of its actual expense will be offset by Landlord against a future monthly invoice for Rent.

(e)
Default Interest. If Tenant shall fail to pay when due any Rent, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Interest Rate (as hereinafter defined). For the purposes of this Lease, the term “Interest Rate” shall be the highest rate allowed by applicable law. This provision shall not be construed to extend the date of payment of any such sums or to relieve Tenant of its obligation to pay any such sums at the time or times herein stipulated.

(f)
Prohibitions. Notwithstanding any law, rule, policy or court decision to the contrary, and in order to induce Landlord to enter into this Lease, no abatement, diminution, or reduction of Base Rent, Additional Rent, charges, or other compensation shall be claimed by or allowed to Tenant or any persons claiming under Tenant, without the Landlord’s consent, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise arising from the making of alterations, changes, additions, improvements, or repairs to any buildings now on or which may hereafter be erected on the Demised Premises, by virtue or because of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations or by virtue or arising from, and during, the restoration of the Demised Premises after the destruction or damage thereof by fire or other cause (notwithstanding that Landlord shall make all or a portion of the insurance proceeds available to Tenant pursuant to Section 12 hereof) or the taking or condemnation of a portion only of the Demised Premises as set forth in Section 13 hereof (notwithstanding that Landlord shall make all or a portion of a condemnation award available to Tenant pursuant to Section 13 hereof), or arising from any other cause or reason.

(g)
Taxes. Tenant shall make arrangements with the applicable taxing authorities to directly pay to said taxing authorities all real estate taxes, personal property taxes, municipal assessments and special assessments associated with, or arising out of, the Demised Premises (collectively “Taxes”). Either Landlord or Tenant may contest any Taxes with the appropriate authority, provided that, during any contest, Tenant shall continue to make all required Tax payments. All refunds shall be applied to the Base Rent or Additional Rent next due and payable or, if none, shall be refunded to Tenant. This provision shall survive termination of this Lease. In the event that Landlord is directly assessed or billed for any Taxes, then Tenant shall reimburse Landlord for all Taxes within 30 days of Landlord’s written request for reimbursement.

5.	INSURANCE.

(a)
Insurance. Landlord will maintain insurance with respect to the Demised Premises in an amount of, and type of, insurance coverage that is commercially reasonable under the circumstances as determined by Landlord in its discretion, and Tenant shall pay as Additional Rent all fees, costs and expenses, including attorney's fees, incurred by Landlord in maintaining all such insurance. Such insurance shall (i) as to liability insurances, name the Tenant as an additional insured, (ii) provide that for effective cancellation, the Tenant shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance thereof and (iii) allow the Tenant to correct any deficiency giving rise to such proposed cancellation.

(b)
Indemnification. Tenant shall indemnify and hold harmless the Landlord from and against any and all loss or damage to persons or property which may be asserted against the Landlord and any holder of an interest in this Lease by reason of the ownership or operation of the Demised Premises, under any workers' compensation laws or by reason of any common law or other liability incident in any way to the ownership or operation of the Demised Premises. Tenant may at its election and at its expense procure insurance against any or all such loss or damage.

6.
UTILITIES. Tenant shall be entitled to use all existing utility connections, fixtures, risers and services but Landlord shall be under no obligation to furnish utilities to the Demised Premises. Tenant shall contact the appropriate utility companies and service providers to ensure that all utilities and services, including, but not limited to, gas, electricity, light, heat, power, telephone, cable television, internet and other services used or consumed or furnished to the Demised Premises and all buildings and improvements located at the Demised Premises (collectively, “Utilities & Services”), are placed in Tenant’s name and all invoices therefor are directly sent to, and paid for by, Tenant. Consistent with Section 4(a)(iii) hereof, in the event that any Utilities & Services are directly charged to, or incurred by, Landlord, then Tenant shall reimburse Landlord for the cost of such Utilities & Services.

7.	REPAIRS, OPERATION AND MAINTENANCE.

(a)	The Landlord shall not be required to make any repairs or improvements of any kind to the Demised Premises.

(b)
The Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain in good order and condition, ordinary wear and tear excepted, the Demised Premises, including all buildings and improvements on the Demised Premises at the commencement of the Term of this Lease and thereafter erected on the Demised Premises, or forming part thereof, and their full equipment and appurtenances, and make all repairs thereto and restorations, replacements, and renewals thereof, both inside and outside, structural and nonstructural, extraordinary and ordinary, foreseen or unforeseen, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by latent defects or otherwise and shall use all reasonable precaution to prevent waste, damage, or injury. Consistent with Section 4(a) hereof, in the event that any costs for the above-mentioned are directly charged to, or incurred by, Landlord, then Tenant shall reimburse Landlord for such costs.

(c)
The Tenant shall also, at its own cost and expense, put, keep, replace, and maintain in thorough repair and in good, safe, and substantial order and condition, and free from dirt, snow, ice, rubbish, and other obstructions or encumbrances, parking areas, the sidewalks, areas, coalchutes, sidewalk hoists, railings, gutters, and curbs within, in front of, and adjacent to, the Demised Premises. Consistent with Section 4(a) hereof, in the event that any costs for the above-mentioned are directly charged to, or incurred by, Landlord, then Tenant shall reimburse Landlord for such costs.

(d)
Without limiting the foregoing, the Tenant shall be responsible for any and all operation and maintenance costs of the Demised Premises, and the costs to Landlord of maintaining, upgrading, replacing or repairing any fixture, utility fixture, road, appurtenance, or any other improvement that Tenant may use or benefit from, in common with Landlord or any other tenants of Landlord, in proportion to Tenant's pro-rata use or benefit of such improvement. Consistent with Section 4(a) hereof, in the event that any costs for the above-mentioned are directly charged to, or incurred by, Landlord, then Tenant shall reimburse Landlord for such costs.

(e)
The Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the Term. The Landlord shall not be required to make any alterations, rebuildings, replacements, changes, additions, improvements, or repairs during the Term of this Lease.

8.
QUIET ENJOYMENT. Landlord warrants that it is the owner of the Demised Premises in fee simple and has good right and lawful authority to enter into this Lease, and that Landlord will suffer and permit the Tenant (it keeping all the covenants on its part, as hereafter contained) to occupy, possess, and enjoy the Demised Premises, without hindrance or molestation from it or any person claiming, by, from or under it, except with respect to (a) applicable present and future laws, and (b) all encumbrances and restrictions affecting the Demised Premises reflected in the land records of the Towns of Berlin and Newington prior to and following the Effective Date of this Lease (collectively, the "Permitted Encumbrances").

9.
USE OF DEMISED PREMISES. The Demised Premises may be used for any purposes whatsoever, provided that Tenant shall not use or occupy, or permit the Demised Premises, or any part thereof, to be used or occupied for any unlawful business, use, or purpose, nor for any business, use or purpose reasonably deemed disreputable or extra-hazardous by Landlord, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations or which would impair or negate the insurance coverage required hereunder. The Tenant shall promptly after the earlier of discovery or notice of any such unpermitted, unlawful, disreputable or extra-hazardous use, take all necessary steps, legal and equitable, to compel the discontinuance of such use. The Tenant shall indemnify the Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands, including without limitation, attorneys' fees, arising out of any violation or default of these covenants. Tenant shall not use or occupy the Demised Premises or any part thereof so that the buildings or any other improvements thereon will not be insurable by a responsible insurance company or companies against loss or damage, without additional premium.

10.	ASSIGNMENT, SUBLETTING AND MORTGAGING BY, TENANT.

(a)
Except as otherwise provided in this Section 10, Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or without Landlord's prior written consent, sublet or assign any of its interests in the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld.

(b)	Notwithstanding any provision of this Lease to the contrary, provided no default exists by Tenant under this Lease, Tenant may, without the consent of Landlord but after notice to Landlord:

(i)	Enter into a permitted sublease with Dutch Point Credit Union, Inc.;

(ii)	Sublet any part of the Demised Premises to any parent, affiliate or subsidiary of Tenant or of Northeast Utilities;

(iii) Assign this Lease in its entirety to an entity into which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets and business as a continuing concern are transferred, or to any entity which controls or is controlled by Tenant or is under common control with Tenant provided, that in any of such events the entity succeeding to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than (1) the net worth of Tenant at the date immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant on the Effective Date of this Lease, whichever is greater; or

(iv)
Sublet space in the buildings and other structures located on the Demised Premises (A) to any sublessees that provide services or products to Tenant or (B) to any sublessees that provide services or products to any parent, affiliate or subsidiary of Tenant, or (C) to the employees of any of the foregoing.

(c)	Notwithstanding any provision of this Lease to the contrary, Tenant shall remain at all times primarily, jointly, and severally liable under this Lease despite any subletting or assignment, except that in connection with a permitted assignment pursuant to subparagraph (b) (iii) above, Tenant shall be released from any and all future obligation or liability hereunder upon delivery to Landlord of (i) a duplicate original of the assignment, (ii) an agreement wherein the assignee assumes or agrees to keep, observe, and perform all obligations to be kept, performed and observed under this Lease on the part of the Tenant, and (iii) a document evidencing the prior written consent to release of the Tenant duly executed by any and all parties, including any person or entity to whom Landlord has collaterally assigned, pledged or otherwise mortgaged its interest in the Demised Premises or this Lease.

(d)
Landlord may assign all or any portion of its rights and/or obligations hereunder without the Tenant’s prior consent. Landlord’s right to assign its rights hereunder for financing or related purposes are discussed in Section 14 of this Lease.

11.
COMPLIANCE WITH LAWS. Tenant shall, at its sole cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations, of all governmental and regulatory authorities having or claiming jurisdiction over, or affecting, the Demised Premises or any part thereof.

12.	DAMAGE BY FIRE OR OTHER CASUALTY.

(a)
General Obligations. If the Demised Premises, or any part thereof, shall be damaged or destroyed by fire, other casualty, condemnation or other taking as provided in Section 13 hereof, whether or not said damage or destruction shall have resulted from the fault or neglect of Landlord or Tenant or their respective servants, invitees, employees, agents, visitors or licensees and whether or not proceeds sufficient to restore or rebuild are available, notwithstanding any law, rule, policy or court decision to the contrary, and in order to induce Landlord to enter into this Lease, this Lease shall continue in full force and effect and Tenant shall, with reasonable diligence, repair or replace such damage or destruction, at Tenant’s sole cost and expense; provided, however, that the provisions of this subsection shall not apply if the Lease is terminated pursuant to Section 13(a) hereof.

(b)
Rental Payments Continue. Use of insurance proceeds. As provided in Section 4 hereof, Tenant's obligation to make payments of Base Rent and Additional Rent shall continue unabated notwithstanding destruction or taking of the Demised Premises (other than a taking which terminates the Lease pursuant to Section 13(a) hereof); provided, however, that to the extent that Tenant actually makes such repairs and replacements as are covered by the proceeds of any condemnation award or any insurance covering the interests of both Landlord and Tenant (and any assignee of Landlord's interest therein), and Tenant continues to make timely payment to Landlord of all Base Rent, Additional Rent, and other charges payable hereunder, Landlord shall make any such proceeds actually received by it available to Tenant in accordance with all of the provisions of Sections 12 and 13 hereof, and Tenant shall be entitled to apply such proceeds to the costs of such repairs and replacements. Any amount of such proceeds which is in excess of the cost of such replacements or repairs shall be the sole property of the Landlord.

(c)
Notice of Loss. The Tenant shall give the Landlord prompt notice of any loss covered by insurance, and the Landlord shall have the right to join the Tenant in adjusting any loss; provided, however, that the provisions of this subsection shall not apply if the Lease is terminated pursuant to Section 13(a) hereof.

(d)
Restoration of the Demised Premises. In the event of damage or destruction of the Demised Premises, or any part thereof, as a result of casualty, condemnation, taking or other cause, the Tenant shall give prompt written notice thereof to the Landlord, and (except in the event of a condemnation or other taking by which this Lease is terminated under Section 13(a) hereof), the Tenant shall promptly commence and diligently continue to perform the repair, restoration and rebuilding of that portion of the Demised Premises so damaged or destroyed (hereinafter, the "Work") so as to restore the Demised Premises in full compliance with all legal requirements and so that the Demised Premises shall be at least equal in value and general utility as they were prior to the damage or destruction, and the Tenant shall, prior to the commencement of the Work, furnish to the Landlord for its approval: (i) complete plans and specifications for the work, with satisfactory evidence of the approval thereof (A) by all governmental authorities whose approval is required, (B) by all parties to or having an interest in this Lease, whose approval is required, and (C) by an architect reasonably satisfactory to the Landlord (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Work; (ii) certified or photostatic copies of all permits and approvals required by law in connection with the commencement of the Work and as and when obtainable, the conduct of the Work and (iii) a surety bond and/or guaranty of the payment for and completion of the Work, which bond or guaranty shall be in form and substance satisfactory to the Landlord and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to the Landlord, and in an amount not less than the Architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds (or condemnation award), if any, then held by the Landlord for application toward the cost of the Work.

The Tenant shall not commence any of the Work until the Tenant shall have complied with the applicable requirements referred to in this Section 12(d), and after commencing the Work the Tenant shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in this Section 12(d).

The Tenant shall pay the full cost of any repairs or restorations to the Demised Premises which cost is not covered by the proceeds of any insurance or condemnation award, whether or not any such proceeds or award is available.

(e)	Restoration; Advances. In the event that the Landlord recovers insurance proceeds (or, in the case of condemnation or taking, the award therefor) on account of damage or destruction to the Demised Premises, such proceeds or award (if any) less the cost, if any, to the Landlord of such recovery and of paying out such proceeds (including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor), shall be applied by the Landlord to the payment of the cost of the Work and shall be paid out from time to time to the Tenant and/or, at the Landlord's option exercised from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which the Landlord may waive:

(i)	the Architect shall be in charge of the Work;

(ii)
each request for payment shall be made on seven (7) days' prior notice to the Landlord and shall be accompanied by (A) a certificate of the president or chief financial officer of the Tenant, specifying the party to whom (and for the account of which) such payment is to be made and (B) a certificate of the Architect if one be required under subsection (d) above, otherwise by a certificate of the president or chief financial officer of the Tenant, as applicable, stating (1) that all of the Work completed has been done in compliance with the approved plans and specifications, if any be required under said subsection (d), and in accordance with all provisions of law; (2) the sum requested is justly required to reimburse the Tenant for payments by the Tenant to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by the Landlord does not exceed the value of the Work done to the date of such certificate, and (3) that the amount of such proceeds remaining in the hands of the Landlord, will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Landlord may require an estimate of the cost of such completion);

(iii) each request shall be accompanied by waivers of liens, or if unavailable, lien bonds, satisfactory to the Landlord covering that part of the Work previously paid for, if any, and by a search prepared by a title insurance company satisfactory to the Landlord or by Landlord's counsel or by other evidence satisfactory to the Landlord, that there has not been filed with respect to the Demised Premises any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Demised Premises (or any part thereof) other than encumbrances, if any, existing as of the date hereof and which have been approved by the Landlord;

(iv)	no event shall have occurred and be continuing which with the passage of time or the giving of notice, or both, would constitute an Event of Default pursuant to Section 20 hereof; and

(v)
the request for any payment after the Work has been completed shall be accompanied by certified copies of all certificates, permits, licenses, waivers and/or other documents required by law (or pursuant to any agreement binding upon the Tenant or affecting the Demised Premises or any part thereof) to render occupancy of the Demised Premises legal.

Any such proceeds or award remaining in the Landlord's hands after the completion of the Work and payment in full therefor, or upon the Tenant's failure to commence and diligently complete the Work, shall be the sole property of the Landlord, and the Landlord shall owe no duty to account therefor to Tenants or to apply the same to the amounts due to the Landlord from the Tenant hereunder.

(f)
Restoration by the Tenant. If within one hundred twenty (120) days after the occurrence of any damage or destruction to the Demised Premises, the Tenant shall not have submitted to the Landlord and received the Landlord's approval of plans and specifications for the repair, restoration and rebuilding of the Demised Premises so damaged or destroyed (approved by the Architect and by all governmental authorities and other persons or entities, if any, whose approval is required), or if, after such plans and specifications are approved by all such governmental authorities and other persons or entities, if any, and the Landlord, the Tenant shall fail to commence promptly such repair, restoration and rebuilding, or if thereafter the Tenant fails diligently to continue such repair, restoration and rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Work, or if the Tenant shall fail to repair, restore and rebuild promptly the Demised Premises so damaged or destroyed, then, in addition to all other rights herein set forth, and after giving the Tenant ten (10) days' written notice of the nonfulfillment of one or more of the foregoing conditions, the Landlord or any lawfully appointed receiver of the Demised Premises, may at their respective options, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as they deem advisable to perform such repair, restoration and rebuilding, and upon twenty-four (24) hours' prior written notice to the Tenant, the Landlord may enter upon the Demised Premises to the extent reasonably necessary or appropriate for any of the foregoing purposes, and the Tenant hereby waives, for the Landlord and all others holding an interest in Landlord's interest in this Lease, any claim against the Landlord and such receiver arising out of anything done by the Landlord or such receiver pursuant hereto, and the Landlord or such receiver, may, at its option, apply insurance proceeds (without the need by the Landlord to fulfill any other requirements of this Lease) to reimburse the Landlord and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of such Work, and any excess costs shall be paid by the Tenant to the Landlord upon demand, and such payment of excess costs shall be deemed Additional Rent and due on demand.

(g)
Waiver. In order to induce Landlord to enter into this Lease, Tenant hereby expressly waives the provisions of any statute or law granting to Tenant the right or option to continue or terminate this Lease or to remain in or vacate the Demised Premises in the event of damage thereto or destruction thereof, and Tenant hereby agrees that the provisions of this section shall govern and control in lieu of the provisions of any such statute or law.

13.	EMINENT DOMAIN.

(a)
Termination on Complete Taking. Notwithstanding anything to the contrary in Section 12 hereof, if the Demised Premises or such part thereof as would render the remainder of the Demised Premises unusable for the conduct of Tenant's operations on the Demised Premises as they are then being conducted (as determined by Landlord in its reasonable discretion) shall be taken in condemnation proceedings or by virtue of the exercise of eminent domain or for any public or quasi public improvement or use, Tenant's obligations under this Lease, including the obligation to pay Base Rent and Additional Rent hereunder, shall continue up to and including the later of (i) the date that actual possession of the Demised Premises, or that portion thereof, is taken by the condemning authority, if this Lease has not been terminated by the condemning authority, or (ii) the date that this Lease is terminated by the condemning authority and title to the Demised Premises or the part so taken has vested in the condemning authority, upon which date this Lease shall terminate as though the Term of this Lease had expired. If this Lease is terminated as a result of any such taking as provided in this Subsection, Tenant shall have no right to any part of the damages assessed for the taking of the Demised Premises. All sums recovered or awarded for such taking or for damages for such taking shall belong to and are hereby assigned to Landlord.

(b)
Partial Taking. In the event this Lease shall not be terminated as a result of a taking pursuant to Section 13(a) above, the Tenant shall, with reasonable diligence, repair and restore that portion of the Demised Premises not so taken, and the Landlord shall make all or a portion of the condemnation award (up to the amount of the cost of such repairs and restoration), when received, available to Tenant for application toward such costs in the manner otherwise specified in Section 12 in the case of casualty. No repairs or restoration shall be commenced without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Tenant’s obligation to pay Base Rent and Additional Rent shall continue, without abatement, deduction or offset, notwithstanding the foregoing.

(c)
Waiver. In order to induce Landlord to enter into this Lease, Tenant hereby expressly waives the provisions of any statute or law granting to Tenant any rights or options that affect the agreements of the parties contained in this Section, and Tenant agrees that the provisions of this Section shall govern and control in lieu of the provisions of any such statute or law.

14.	ASSIGNMENT OF RENTS AND ATTORNMENT TO LANDLORD’S DESIGNATED ASSIGNEE.

(a)
Assignments. Landlord may assign (without the Tenant’s prior consent) all of Landlord’s right, title and interest in, to and under this Lease, including all rights to consent, approve, or exercise any option or election, rents, issues, profits and proceeds (including, without limitation, casualty and condemnation proceeds) payable now or hereafter to Landlord from Tenant under this Lease, to any bank, insurance company, mortgagee or similar financial institution for financing and/or related purposes (collectively hereinafter, “Landlord’s Designated Assignee”), whether or not such assignee is the holder of any mortgage and, upon written notice from Landlord, Tenant will make such rent and/or other payments, as and when due under this Lease, directly to any such assignee designated by Landlord.

(b)
Tenant's Duties to the Landlord’s Designated Assignee. Without limitation of any other agreement entered into between the Landlord’s Designated Assignee and the Tenant, Landlord and Tenant agree that if Landlord elects to assign its rights hereunder to Landlord’s Designated Assignee pursuant to Section 14(a) of this Lease, then the following provisions shall apply:

(i)	There shall be no cancellation, surrender, or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Landlord’s Designated Assignee;

(ii)
Tenant shall, upon sending Landlord any notice of default pursuant to Section 21 hereof, simultaneously send a copy of such notice to the Landlord’s Designated Assignee, and no such notice to Landlord shall be effective unless such copy is sent to the Landlord’s Designated Assignee. Tenant agrees that the Landlord’s Designated Assignee shall, after receipt of such notice, have the right to cure or cause the cure of any default of Landlord hereunder, for the same cure period permitted to Landlord hereunder, and Tenant agrees to accept such performance by or at the instigation of the Landlord’s Designated Assignee as if the same had been done by Landlord.

(iii) In the event that the Landlord’s Designated Assignee acquires Landlord's interest hereunder by judicial proceedings or otherwise, then, upon written request of the Landlord’s Designated Assignee, Tenant agrees to accept the Landlord’s Designated Assignee as a party to this Lease, to re-execute a lease upon substantially the same terms and conditions as this Lease for the then remaining Term hereof, and to accord the Landlord’s Designated Assignee full right, title, interest and privileges accorded to Landlord hereunder. In any such event, the Landlord’s Designated Assignee shall not be liable for any prior acts or omissions of the Landlord.

(iv)
Tenant shall, on or before ten (10) days after a request by the Landlord’s Designated Assignee or Landlord, execute, acknowledge and deliver to the Landlord’s Designated Assignee an agreement, prepared at Landlord's sole cost and expense, in form satisfactory to Landlord and Landlord’s Designated Assignee, between Landlord, Tenant and the Landlord’s Designated Assignee, memorializing all of the provisions of this Section 14 and further assent to the terms of the assignment by Landlord of its interests hereunder to the Landlord’s Designated Assignee, and such other documentation as Landlord’s Designated Assignee reasonably requests from time to time.

15.
ALTERATIONS, INSTALLATIONS AND CHANGES. Tenant may, at its sole cost and expense, from time to time redecorate the Demised Premises and make such alterations, installations and changes in such parts thereof as it shall deem necessary or desirable for its purposes; provided, however, that no alteration, installation or change costing in excess of $5,000,000.00 shall be commenced without the prior approval of Landlord, which approval shall not be unreasonably withheld. All alterations, improvements, renewals and replacements made in or upon the Demised Premises by Tenant shall immediately belong to Landlord and become part of the Demised Premises.

16.
SIGNS. With the prior written consent of Landlord, Tenant shall, at its own expense, have the right to install, maintain, change and remove any signs on the Demised Premises. Tenant may continue to maintain any existing signs on other land of the Landlord, in their current locations, at Tenant's sole expense, subject to the right of Landlord to terminate such right, upon thirty (30) days advance written notice to Landlord. All such signs shall be erected and maintained in accordance with all laws and regulations pertaining thereto. Upon the termination of this Lease, Tenant shall remove any such signs and restore the areas occupied by such signs to the condition existing prior to the installation thereof.

17.	ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord or Landlord's agents to enter upon the Demised Premises, at all reasonable hours, for the purpose of inspecting the same.

18.	IMPROVEMENTS AND TRADE FIXTURES AT END OF TERM.

(a)
Improvements to Demised Premises. At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender to Landlord the Demised Premises, together with all alterations, improvements, renewals and replacements thereof requested by the Landlord, in good order, condition and state of repair, ordinary wear and tear excepted.

(b)
Trade Fixtures. All-non-structural installations made by and at the expense of Tenant for the purpose of the conduct of its business on the Demised Premises (hereinafter referred to as "Trade Fixtures") shall at all times be and remain the sole property of Tenant and may be removed by Tenant at any time during, or at the end of, the Term of this Lease, provided that the same can be removed without structural damage to the Demised Premises and Tenant places the Demised Premises in the same condition as they were prior to the installation or placement of the Trade Fixtures on the Demised Premises, ordinary wear and tear excepted.

(c)
Improvements and Trade Fixtures Not Accepted by the Landlord. Notwithstanding any contrary provisions in Sections 18(a) and 18(b) of this Lease, no later than 90 days after the expiration or earlier termination of the Term of this Lease, Tenant shall be responsible for the cost of removing and appropriately disposing of (i) all alterations, improvements, renewals and replacements by the Tenant or any subtenant to the Demised Premises which the Landlord elects (in the Landlord’s discretion) not to accept ownership of and (ii) all Trade Fixtures and other personal property located at the Demised Premises which the Landlord elects (in the Landlord’s discretion) not to accept ownership of.

(d)
Landlord’s Right of Self-Help. In the event that Tenant fails to timely comply with its obligations under this Section 18, then Landlord may elect to (but is not obligated to) perform the obligations imposed on Tenant by this Section 18 and all costs incurred by the Landlord, including costs for removal, repair, construction, reconstruction, storage, moving and disposal, shall be reimbursed to the Landlord within 30 days of the Tenant’s receipt of a written request for reimbursement from the Landlord.

19.
CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of the agreements, conditions, covenants or terms of this Lease beyond applicable notice and grace periods, or in the payment of any amounts required to be paid hereunder by Tenant, including, without limitation, payment of premiums in connection with any insurance policies required to be maintained pursuant to the terms hereof, any other charges under this Lease, repair and maintenance obligations, keeping the Demised Premises free of any mechanics or other liens, or making any other payment or performing any other act on Tenant's part to be paid or performed as provided herein, then Landlord may, but shall not be obligated to, upon thirty (30) days written notice to Tenant or without notice in an emergency, pay or perform the same for the account of Tenant without waiving the performance of or releasing Tenant from any of Tenant's agreements, obligations or covenants hereunder. Any amount paid, or any expenses or liability incurred, including attorneys' fees, by Landlord for the account of the Tenant as aforesaid, shall be deemed to be Additional Rent, payable immediately upon demand. The foregoing remedy shall be in addition to and not in limitation of all of the rights and remedies of Landlord described in this Lease.

20.	DEFAULTS BY TENANT.

(a)	Events of Default. Each of the following shall be deemed an Event of Default by Tenant hereunder and a breach of this Lease:

(i)	A failure by Tenant in the payment of the Base Rent, any Additional Rent or any other charges due hereunder within ten (10) days after its due date;

(ii)
a default in the performance or observance of any other covenant, condition or provision of this Lease to be performed or observed by Tenant and continuing for a period of thirty (30) days after the earlier to occur of (A) Tenant's obtaining actual knowledge of such default or (B) Tenant's receipt of written notice of such default; provided, however, that in the case of any such default which cannot be cured by the payment of money but which is otherwise curable, if such default cannot be cured within such thirty (30) day period, then and so long as the Landlord is not (and could not reasonably be expected to be) materially adversely affected by such default and so long as the Tenant is proceeding with due diligence to cure such default and is submitting periodic reports on request of Landlord with respect to the efforts to effect such cure, such thirty (30) day period shall be extended for up to an additional ninety (90) days to the extent required to permit Tenant, proceeding with due diligence, to cure such default;

(iii)
the filing of a petition by or against Tenant for adjudication as a bankrupt under the Federal Bankruptcy Code (hereinafter referred to as the "Bankruptcy Laws") as now or hereafter amended or supplemented, or for reorganization or for arrangement within the meaning of or pursuant to any of the Bankruptcy Laws, or the filing of any petition by or against Tenant under any future bankruptcy act or law for the same or similar relief; the commencement of any action or proceeding for the liquidation of Tenant whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant, or any material portion thereof; the taking of possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of Tenant; the making by Tenant of an assignment for the benefit of creditors; however, if any of such actions shall be involuntary on the part of Tenant, the event in question shall not be deemed a default within the meaning of this Lease if cured by Tenant within sixty (60) days thereof;

(iv)	the abandonment or vacating of the Demised Premises by Tenant;

(v)	two or more events of default under this Lease in any consecutive twelve (12) month period, whether or not the same may have been cured in any applicable cure period.

(b)	Termination. If an Event of Default under the Lease has occurred and is continuing beyond any applicable cure periods, Landlord may terminate this Lease.

(c)
Rights On Termination. Upon a termination of this Lease by Landlord, in accordance with section 20(b) hereof, Tenant shall quit and peacefully surrender the Demised Premises to Landlord and Landlord, upon or at any time after any such termination, may without further notice, enter upon the Demised Premises and possess itself thereof, by self help (to the extent permitted by law), summary process, ejectment or otherwise it being understood and agreed that no demand for the Base Rent or Additional Rent and no re-entry for conditions broken as at common law may be necessary to enable the Landlord to recover such possession and that no demand for the Base Rent or Additional Rent and no re-entry for conditions broken pursuant to any statutes now or hereafter existing relating to summary process, ejectment, or any other action for the possession of the Demised Premises shall be necessary, the right to the same being hereby waived by the Tenant (to the extent permitted by applicable law), and the Landlord shall not be deemed guilty of any manner of trespass, nor shall Landlord be liable to indictment, prosecution or damages therefor, and Landlord may dispose Tenant and remove Tenant and all other persons or entities and property from the Demised Premises.

(d)
Waiver of Notice to Quit. Tenant hereby expressly waives the right of service of any notice to quit provided for in any statute, or of Landlord's intention to institute legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all legal and equitable or other rights of redemption or re-entry or re-possession or to restore the operation of this Lease in case Tenant shall be dispossessed by summary process, ejectment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in the case of any other expiration or termination of this Lease.

(e)
Liability of Tenant. In the event of a cancellation or termination of this Lease pursuant to this Section, or otherwise (except a termination of this Lease pursuant to Section 13(a) hereof), and notwithstanding the re-entry by Landlord, Tenant shall, nevertheless, remain liable to Landlord for the payments of the Base Rent and Additional Rent at the times and in the manner as such payments would otherwise have been due and payable but for such termination, without abatement, deduction or offset, for the remainder of the Term of this Lease. Landlord may, without notice, repair or alter the Demised Premises in such manner as Landlord may deem necessary or advisable, and/or let or relet the Demised Premises, and any and all parts thereof, for the whole or any part of the remainder of the then remaining Term of this Lease, in Landlord's name, or as the agent of Tenant and out of the rent so collected or received, Landlord shall first pay to itself the expense and cost of retaking, repossessing, repairing and altering the Demised Premises and the expense of moving persons and property therefrom, and second, pay to itself any cost or expense sustained in securing any new tenant or tenants, and third, pay to itself any balance remaining on account of the liability of Tenant to Landlord for the sum equal to the Base Rent, Additional Rent and any additional charges due hereunder and unpaid by the Tenant for the remainder of the Term of this Lease. There shall be included in any such costs, as aforesaid, attorneys' fees incurred therewith.

Should any rent so collected by Landlord, after payments aforesaid, be insufficient to fully pay to Landlord a sum equal to the Base Rent and Additional Rent and any additional charges due hereunder, the balance or deficiency shall be paid by Tenant on the days above specified, that is, upon each of such due date, Tenant shall pay to Landlord the amount of the deficiency then existing and Tenant hereby agrees to be and remain liable for any such deficiency; and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of the Base Rent and Additional Rent and any additional charges due hereunder, whether or not there shall be a reletting, shall survive any summary process, ejectment, other action or other termination of this Lease; and Tenant hereby expressly waives any defense that might be predicated upon any such action of summary process, ejectment or other action or other termination or cancellation of this Lease. Should any rent so collected by Landlord after the payments aforesaid be in excess of the Base Rent and Additional Rent and any additional charges due hereunder, such excess shall be applied by Landlord against any Base Rent and Additional Rent and any additional charges due hereunder thereafter coming due and payable.

Suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of Base Rent or Additional Rent hereunder, may be brought by Landlord from time to time, at its election, and nothing herein contained shall be deemed to require Landlord to wait until the date whereon this Lease or the Term of this Lease would have expired by limitation had there been no such default by Tenant and no such termination or cancellation.

21.	LANDLORD'S DEFAULT.

(a)
Events of Default. If Landlord shall neglect or fail to perform or observe any of the material covenants of the Landlord in this Lease and such default shall continue more than thirty (30) days following written notice thereof, as required herein, to Landlord and Landlord’s Designated Assignee, without the Landlord or Landlord’s Designated Assignee having commenced remedy of such default, or if Landlord or Landlord’s Designated Assignee shall fail to continue to conclusion the action reasonably necessary to remedy such default with diligence and dispatch, then the Tenant may cause such default to be cured, and require the Landlord to reimburse it, subject to the provisions of subsection (b) hereof, for all of the Tenant's reasonable costs of curing such default within a reasonable time of demand therefor. Notwithstanding anything to the contrary contained herein, Tenant has no rights whatsoever to terminate this Lease (except for Tenant’s right of termination as discussed in Section 2 hereof and except for the automatic termination resulting from a complete taking via eminent domain as discussed in Section 13(a) hereof) nor, should this Lease be terminated by action of the Landlord, shall Tenant be relieved of any of its obligations to pay Base Rent and Additional Rent, as and when the same are due.

(b)
Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Tenant shall look solely to the estate of Landlord in the Demised Premises and the rentals therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. In the event Landlord conveys or transfers its interest in the Demised Premises or in this Lease, except as collateral security for a loan, upon such conveyance or transfer,

Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any terms, covenants and conditions on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligations then to be performed by Landlord (or by the then grantor or transferor) for Tenant under any provisions of this Lease, shall either be paid or performed by Landlord (or by the then grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Demised Premises or in this Lease.

22.
NON-LIABILITY AND INDEMNIFICATION OF LANDLORD. Tenant hereby agrees to indemnify and hold Landlord and Landlord’s Designated Assignee, and their respective agents, servants and employees, harmless from and against any and all liabilities, damages, expenses, fees (including, without limitation, attorneys' fees), penalties, actions, causes of action, suits, costs, claims or judgments arising from injury to any persons or property in or about or traceable to the Demised Premises from any cause whatsoever or, by whomsoever caused, except to the extent such is due to the gross negligence or willful misconduct on the part of Landlord or Landlord’s Designated Assignee, or any of their respective agents, servants or employees (unless damage or injury is to Tenant's property, whereupon said parties shall have no liability to Tenant under any circumstances) and Tenant is not insured against such loss, damage, injury or other casualty by insurance then carried pursuant to the terms of Section 5 hereof.

23.
TENANT'S OBLIGATION TO DISCHARGE MECHANIC'S LIENS. If, as a result of Tenant performing its obligations hereunder or in the making of any repairs, replacements, alterations, installations and/or changes in or upon the Demised Premises as permitted hereunder, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises by reason of, or arising out of, any labor or material furnished or alleged to have been furnished or to be furnished to, or for, Tenant at the Demised Premises or for or by reason of any change, alteration or addition by Tenant, or the cost or expense thereof, or any contract relating thereto, or against Landlord as fee owner thereof by reason of such work or contract of Tenant, Tenant shall cause the same to be canceled and discharged of record, by bond or otherwise, or establish a reasonable escrow, all at the sole expense of Tenant, within thirty (30) days after the filing of said lien or order, and shall also defend, on behalf of Landlord, at Tenant's sole cost and expense, any action, suit or proceeding that may be brought thereon or for the enforcement of such lien or order, and Tenant will pay any damages and discharge any judgment entered therein and save harmless Landlord from and indemnify it against any claim, damage or costs, including attorneys' fees, resulting therefrom.

24.	CERTIFICATES BY TENANT. Tenant shall, at any time and from time to time, upon not less than ten (10) days prior notice by Landlord, execute, acknowledge and deliver to

Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications or, if not in full force and effect, stating the reasons therefor and the status of the Lease), and the dates to which the Base Rent, Additional Rent and other charges have been paid, and stating, to the best of its knowledge, whether or not Landlord or Tenant are in default in performance of the terms of this Lease and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Demised Premises or any lenders. Tenant shall have the same rights to certificates, upon the same notice to Landlord.

25.
HOLDING OVER. In the event Tenant shall continue in occupancy of the Demised Premises after the expiration of the Term of this Lease, such occupancy shall not be deemed to extend or renew the Term of this Lease, but such occupancy shall continue as a tenancy from month-to-month upon the same terms, covenants, conditions and provisions herein contained.

26.
TIME OF THE ESSENCE. Time and punctuality shall be of the essence of this Lease, but no delay or failure of Landlord to enforce any of the provisions herein and no conduct, statement or agreement of Landlord which might otherwise alter, change or waive any of the provisions herein, shall waive or change any of Landlord's rights hereunder or prevent Landlord from enforcing such rights, unless and until to the extent such waiver, change or agreement shall be clearly expressed in a writing signed by Landlord.

27.
ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the Parties regarding the leasing of the Demised Premises and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease may only be changed, modified or discharged by an agreement in writing executed by the Parties.

28.
PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.
NOTICE OF LEASE. Each party shall at any time, at the request of the other, promptly execute duplicate originals of an instrument, in recordable form, that will constitute a notice of lease under Conn. Gen. Stat. Section 47-19 or any successor statute thereof. A notice of Lease is included in Schedule B hereto.

30.	HEADINGS. The headings for the various Sections and subsections covered in this Lease are used only as matter of convenience as an aid to finding the subject matters and are not to be construed as part of this Lease and shall not in any way limit or amplify the terms or provisions of this Lease.

31.	NOTICES. All notices and requests herein provided for shall be considered given or made when mailed, by registered mail, postage prepaid, as follows:

To Landlord:
The Rocky River Realty Company
P.O. Box 270
Hartford, Connecticut 06141-0270
Attention: Corporate Property Management Department
(For U.S. Mail or Hand Delivery)

To Tenant:
Northeast Utilities Service Company
P.O. Box 270
Hartford, Connecticut 06141-0270
Attention: Facilities Department
(For U.S. Mail or Hand Delivery)

32.	CONSTRUCTION. This Lease is made and executed in and is to be construed under the laws of the State of Connecticut.

33.
SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the agreements, conditions, covenants and terms herein contained shall, in every case, apply to, be binding, and inure to the benefit of the Parties and their respective successors and permitted assigns, with the same force and effect as if specifically mentioned in each instance where a Party hereto is named; provided, however, that no assignment or transfer of this Lease by Tenant, in violation of the provisions of this Lease, shall vest in any such assignee or transferee any right or title in or to the leasehold estate hereby created.

34.	COUNTERPARTS. This Lease shall be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Lease to be executed as of the Effective Date.

Signed and delivered in the presence of: /s/ Linda Vasil Linda Vasil Print Name of Witness 1 /s/ Ellen Lindner Ellen Lindner Print Name of Witness 2	LANDLORD: THE ROCKY RIVER REALTY COMPANY By /s/ Peter J. Clarke Print Name: Peter J. Clarke Title: Vice President-Shared Services
/s/ Linda Vasil Linda Vasil Print Name of Witness 1 /s/ Ellen Lindner Ellen Lindner Print Name of Witness 2	TENANT: NORTHEAST UTILITIES SERVICE COMPANY By /s/ Salvatore Giuliano Print: Salvatore Giuliano Title: Manager-Corporate Property Management for Northeast Utilities Service Company

STATE OF CONNECTICUT)

COUNTY OF HARTFORD ) ss. Berlin

Before me personally appeared Peter J. Clarke to me known, who being by me duly sworn, did depose and say that he is the Vice President-Shared Services for The Rocky River Realty Company, and he executed the foregoing instrument as his free act and deed and the free act and deed of The Rocky River Realty Company.

Notary Public: /s/ Kathy L. Schmidt

My Commission Expires: 09-30-2009

STATE OF CONNECTICUT)

COUNTY OF HARTFORD ) ss. Berlin

Before me personally appeared Salvatore Giuliano to me known, who being by me duly sworn, did depose and say that he is the Manager-Corporate Property Management for Northeast Utilities Service Company, which executed the foregoing instrument as his free act and deed and the free act and deed of Northeast Utilities Service Company.

Notary Public: /s/ Kathy L. Schmidt

My Commission Expires: 09-30-2009

Schedule A

(See attached Legal Description of the Demised Premises)

Schedule A is comprised of the following documents:

1.	Schedule A.1: Legal Description from the NU Main Building Lease.

2.	Schedule A.2: Legal Description from the NU Garage & Warehouse Lease.

3.	Schedule A.3: Legal Description from the NU South Building Lease.

4.	Schedule A.4: Legal Description from the NU East Building Lease No. 1.

Excluded from Schedule A is the portion of the Demised Premises subject to the Excluded Lease For A Portion Of NU East
Schedule B

NOTICE OF LEASE

Pursuant to Connecticut General Statutes § 47-19, this is to certify that a Lease dated as of July 1, 2008 (“Lease”) was entered into by and between THE ROCKY RIVER REALTY COMPANY, a Connecticut corporation having an office at 107 Selden Street, Berlin, Connecticut 06037 (“Landlord”), and NORTHEAST UTILITIES SERVICE COMPANY, a Connecticut corporation having an office at 107 Selden Street, Berlin, Connecticut 06037 (“Tenant”) and contains the following terms and conditions:
1.    Premises. See Schedule A hereto; and
2.    Initial Term. The initial term of the Lease shall be for a period of 1 year from July 1, 2008 through June 30, 2009.
3.    Extensions. The initial term of the Lease shall automatically be extended by successive one-year extensions unless the (i) Tenant or Landlord provide notice of termination for convenience at least 180 days prior the expiration of the then-current term or (ii) the Lease is terminated for a uncured breach pursuant to the terms of the Lease.
4.    Use. Office, utility company, commercial and related purposes associated with the Tenant’s and its affiliates’ performance of their duties as public utility companies.
5.    Incorporation of Lease. The Landlord and Tenant hereby agree to incorporate herein by reference the Lease and agree to be bound by all of the covenants, conditions and agreements contained therein. Duplicate executed copies of the Lease are on file at the offices of the Landlord and Tenant at the addresses listed below:

To Landlord: The Rocky River Realty Company c/o Northeast Utilities Legal Department 107 Selden Street Berlin, Connecticut 06037	To Tenant: NUSCO c/o Northeast Utilities Legal Department 107 Selden Street Berlin, Connecticut 06037

IN WITNESS WHEREOF, the said parties have hereto caused this Notice to be executed this ____ day of _____________, 200__.

Signed and delivered in the presence of: _______________________ _______________________ Print Name of Witness 1 _______________________ _______________________ Print Name of Witness 2	LANDLORD: THE ROCKY RIVER REALTY COMPANY By ___________________________ Print Name: Peter J. Clarke Title: Vice President-Shared Services and Secretary Duly Authorized
_______________________ _______________________ Print Name of Witness 1 _______________________ _______________________ Print Name of Witness 2	TENANT: NORTHEAST UTILITIES SERVICE COMPANY By ___________________________ Print: Salvatore Giuliano Title: Manager-Corporate Property Management for Northeast Utilities Service Company

STATE OF CONNECTICUT)

COUNTY OF HARTFORD ) ss. Berlin

On the _____ day of _____________, 200__, before me personally appeared Peter J. Clarke to me known, who being by me duly sworn, did depose and say that he is the Vice President-Shared Services for The Rocky River Realty Company, and he executed the foregoing instrument as his free act and deed and the free act and deed of The Rocky River Realty Company.

Notary Public: ___________________________

My Commission Expires: ___________________

STATE OF CONNECTICUT)

COUNTY OF HARTFORD ) ss. Berlin

On the _____ day of _____________, 200__, before me personally appeared Salvatore Giuliano to me known, who being by me duly sworn, did depose and say that he is the Manager-Corporate Property Management for Northeast Utilities Service Company, which executed the foregoing instrument as his free act and deed and the free act and deed of Northeast Utilities Service Company.

Notary Public: ___________________________

My Commission Expires: ___________________